                         CERTIFICATE OF AMENDMENT AND
                                RESTATEMENT OF
                            ARTICLES OF INCORPORATION

                                      OF

                                HAWKER PACIFIC, INC.

     David Lokken and Daniel Lubeck certify that:

       They are the duly appointed and acting President and Secretary, respectively, of Hawker Pacific Inc., a California corporation (the "Corporation").

       The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety as set forth on Exhibit A attached hereto.

       The amendments and restatement herein set forth have been duly approved by the Board of Directors.

       The amendments herein set forth have been duly approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The Corporation has 5,177 shares of Common Stock and 400 shares of Series A Preferred Stock Outstanding. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was a majority of the voting power of the outstanding shares of Common Stock and a majority of the voting power of the outstanding shares of Preferred Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: November 13, 1997

                                     /s/ DAVID LOKKEN
                                         -----------------------
                                         David Lokken, President



                                     /s/ DANIEL LUBECK
                                         ------------------------
                                         Daniel Lubeck, Secretary


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                                   EXHIBIT A

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            HAWKER PACIFIC AEROSPACE


                                       I.

     The name of this corporation is Hawker Pacific Aerospace.

                                       II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

       A. The total number of shares of stock which this corporation shall have authority to issue is 25,000,000, consisting of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

       B. Each share of Common Stock outstanding as of the effective date of filing of this Amended and Restated Articles of Incorporation shall, upon the filing of this Amended and Restated Articles of Incorporation, automatically and without further action be split into 579.48618 outstanding shares of Common Stock.

       C. The corporation currently has one series of Preferred Stock outstanding entitled "Series A Preferred Stock," of which 400 shares are issued and outstanding. The Series A Preferred Stock shall be nonvoting, shall have no mandatory redemption provision, and have a liquidation preference in any bankruptcy proceeding, as defined in California Corporation Code Section 172. All shares of Series A Preferred Stock issued and outstanding shall, upon the closing of a bona fide underwritten public offering of Common Stock of the corporation registered under the Securities Act of 1933, as amended, automatically and without further action be converted into an aggregate of 222,222 outstanding shares of Common Stock.

       D.   No fractional shares shall be issued.

                                       2.

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       E.   The Board of Directors is hereby empowered, by resolution or resolutions adopted from time to time, to authorize the issuance of one or more series of Preferred Stock, to fix the number of shares of any series of Preferred Stock, and to determine the designation of any such series of Preferred Stock. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

                                      IV

       A. This Article FOUR shall become effective only when this corporation becomes a listed corporation within the meaning of Section 301.5 of the California General Corporations Law ("California Law"), which section provides that a listed corporation means a corporation with outstanding shares listed on the New York Stock Exchange or the American Stock Exchange or a corporation with outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if the corporation has at least 800 holders of its equity securities as of the record date of the corporation's most recent annual meeting of shareholders.

       B. Upon the effectiveness of this Article FOUR, the Board of Directors shall be classified into two classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, the members of each class to serve for a term of two years. If the number of directors is not divisible by two, the extra director shall be assigned to the first class of directors.

       C. Upon the effectiveness of this Article FOUR, the election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by the shareholder.

       D. At the first annual meeting of shareholders held after the effectiveness of this Article FOUR, directors of


                                     3.

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the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders, and directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders. At each subsequent annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders.

       E. If at any time this corporation ceases to be a listed corporation as defined in Section 301.5 of the California Law, at each succeeding annual meeting of shareholders where the existing term of a class of directors is expiring, the directors of each such class shall then be elected for a term expiring in one year until all directors are elected for one year terms. The election of all directors at the annual meeting of shareholders for a term of one year shall continue until the corporation once again qualifies as a listed corporation within the meaning of Section 301.5 of the California Law, and the foregoing provisions of this Article FOUR shall be reinstated.

                                      V.

     Upon the completion of a bona fide underwritten public offering of Common Stock of this corporation registered under the Securities Act of 1933, as amended, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken by written consent of shareholders.

                                     VI.

     The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                     VII.

     This corporation is authorized to indemnify the agents (as defined in Section 317 of the Corporations Code) of this corporation to the fullest extent permissible under California law. Any amendment, repeal or modification of any provision of this Article VII shall not adversely affect the right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

                                      4.